                                                                   EXHIBIT 10.17

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                                 LEASE BETWEEN

                         EVERGREEN AMERICA CORPORATION

                                   LANDLORD

                                      AND

                       FOCAL COMMUNICATIONS CORPORATION
                     OF NEW JERSEY, A DELAWARE CORPORATION


                                    TENANT


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

                                     INDEX

  ARTICLE 1  -- CERTAIN TERMS..........................................   4

  ARTICLE 2  -- DEMISED PREMISES.......................................   6

  ARTICLE 3  -- PREPARATION OF THE DEMISED PREMISES....................   7

  ARTICLE 4  -- WHEN DEMISED PREMISES ARE READY FOR
                OCCUPANCY AND COMMENCEMENT DATE........................   8

  ARTICLE 5  -- RENT...................................................   8

  ARTICLE 6  -- EXPENSE ESCALATION.....................................   9

  ARTICLE 7  -- ELECTRICAL ENERGY......................................  16

  ARTICLE 8  -- VENTILATION AND AIR CONDITIONING.......................  16

  ARTICLE 9  -- LANDLORD'S OTHER SERVICES..............................  18

  ARTICLE 10 -- USE....................................................  20

  ARTICLE 11 -- ACCESS, CHANGES IN BUILDING FACILITIES, NAME...........  22

  ARTICLE 12 -- TENANT'S CHANGES.......................................  23

  ARTICLE 13 -- TENANT'S PROPERTY......................................  25

  ARTICLE 14 -- REPAIRS AND MAINTENANCE................................  26

  ARTICLE 15 -- SECURITY DEPOSIT.......................................  27

  ARTICLE 16 -- INSURANCE..............................................  27

  ARTICLE 17 -- SUBORDINATION, ATTORNMENT,
                NOTICE TO LESSOR AND MORTGAGEES........................  29

  ARTICLE 18 -- ASSIGNMENT, MORTGAGING, SUBLETTING.....................  31

  ARTICLE 19 -- COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC
                AUTHORITIES: RULES & REGULATIONS.......................  33

  ARTICLE 20 -- QUIET ENJOYMENT........................................  34

  ARTICLE 21 -- NON-LIABILITY & INDEMNIFICATION........................  34

  ARTICLE 22 -- DESTRUCTION AND DAMAGE.................................  35

  ARTICLE 23 -- EMINENT DOMAIN.........................................  36

  ARTICLE 24 -- SURRENDER..............................................  38

  ARTICLE 25 -- CONDITIONS OF LIMITATION...............................  38

  ARTICLE 26 -- RE-ENTRY BY LANDLORD -- DEFAULT PROVISIONS.............  39

  ARTICLE 27 -- DAMAGES................................................  40

  ARTICLE 28 -- WAIVERS................................................  41

  ARTICLE 29  -- NO OTHER WAIVERS OR MODIFICATIONS.....................  42

  ARTICLE 30  -- CURING TENANT'S DEFAULTS, ADDITIONAL RENT.............  43

  ARTICLE 31  -- NOTICES -- SERVICE OF PROCESS.........................  44

  ARTICLE 32  -- ESTOPPEL CERTIFICATE, MEMORANDUM......................  44

  ARTICLE 33  -- NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING
                 LAW...................................................  45

  ARTICLE 34  -- PARTIES BOUND.........................................  45

  ARTICLE 35  -- SHORING AND NOTICE OF ACCIDENTS AND DAMAGE............  46

  ARTICLE 36  -- VAULT, VAULT SPACE, AREA..............................  46

  ARTICLE 37  -- INABILITY TO PERFORM..................................  47

  ARTICLE 38  -- LIABILITY OF LANDLORD.................................  47

  ARTICLE 39  -- BROKERAGE.............................................  47

  ARTICLE 40  -- FIRST RENEWAL OPTION..................................  47

  ARTICLE 41  -- SECOND RENEWAL OPTION.................................  48

  ARTICLE 42  -- MISCELLANEOUS PROVISIONS..............................  49

  EXHIBIT A-1 -- DEMISED PREMISES......................................  51

  EXHIBIT A-2 -- EMERGENCY STAND-BY GENERATOR SPACE....................  52

  EXHIBIT A-3 -- ROOF SPACE............................................  53

  EXHIBIT B   -- RULES AND REGULATIONS.................................  54

  EXHIBIT C   -- TENANT'S WORK.........................................  58

  EXHIBIT C-1 -- BUILDING RULES AND REGULATIONS FOR TRADES CONDUCTING
                 OPERATIONS IN THE BUILDING............................  59

  EXHIBIT C-2 -- INSURANCE REQUIREMENTS FOR TRADES CONDUCTING
                 OPERATIONS IN THE BUILDING............................  61

  EXHIBIT D   -- CLEANING STANDARDS....................................  62

  EXHIBIT E   -- SUBORDINATION, NON DISTURBANCE AND ATTORNMENT
                 AGREEMENT.............................................  68

                                 OFFICE LEASE

AGREEMENT OF LEASE, made the 19th day of February, 1999, between EVERGREEN AMERICA CORPORATION, A New Jersey Corporation, (hereinafter called the "Landlord") and FOCAL COMMUNICATIONS CORPORATION OF NEW JERSEY, A DELAWARE CORPORATION "Tenant", as hereinafter defined.

                          ARTICLE 1 -- CERTAIN TERMS

     1.01 The following terms shall have the meanings set forth opposite each of them, provided that if "None" is set forth opposite any term, then the provision of the Lease applicable to such term shall be considered deleted and of no force and effect.

"Tenant" --

     a corporation organized under the laws of the State of Delaware having its principal office at 200 N. Lasalle Street, Chicago, Illinois 60601, and licensed to do business in the State of New Jersey.

"Term" --

     The period beginning on the Commencement Date and ending at noon on the Expiration Date.

"Commencement Date" --

     March 1, 1999 or the date on which the Demised Premises are ready for occupancy as provided in Article 4 hereof.

"Expiration Date" --

     The last day of the calendar month in which occurs the end of a ten (10) year period from the Commencement Date (if the Commencement Date shall occur on a day other than the first day of a calendar month such period shall run and be measured from the first day of the calendar month following the Commencement Date) or ending on an earlier date on which this Lease may expire or be cancelled or terminated pursuant to the terms of this Lease.

"Fixed Rent" --

     Years One through Five (5) Five Hundred Twenty Six Thousand Three Hundred Twenty Five Dollars ($526,325.00) per year, payable in monthly installments of $43,860.42, (as adjusted in accordance with this Lease).

     Years Six (6) through Ten (10) Six Hundred Eleven Thousand Fifty Five Dollars ($611,055.00) per year, payable in monthly installments of $50,921.25 (as adjusted in accordance with this Lease).

"Building" --

     The Building located in the City of Jersey City, County of Hudson and State of New Jersey and known as One Evertrust Plaza, Jersey City, New Jersey.

"Demised Premises" --

     The entire seventeenth (17th) floor of the Building delineated on the floor plan attached hereto as Exhibit A, the total area of which is the Tenant's Floor Space.

"Tenant's Floor Space" --

     The total number of rentable square feet of space in the Demised Premises, which, for purposes of this Lease, the parties agree and stipulate is 18,500 square feet.

"Total Building Floor Space" --

     The total number of rentable square feet of space in the Building, which, for purposes of this Lease, the parties agree and stipulate is 314,503 square feet.

"Tenant's Share" --

     5.882%; which is the percentage resulting from dividing the Tenant's Floor Space by the Total Building Floor Space.

"Security Deposit" --

     See Article 15 hereof.

"Permitted Use" --

     The Demised Premises may be used for professional offices, and for the installation, operation and maintenance of equipment, and facilities in connection with Tenant's telecommunications business.

"A.C. Charge" --

     $75.00 per hour for additional air conditioning pursuant to Article 8.01 hereof.

"H. Charge" --

     $75.00 per hour additional heating pursuant to Article 8.01 hereof.

"Broker" --

     Dolan Realty, Inc. and Grubb & Ellis which Tenant represents and warrants are the sole Brokers with whom it has dealt in this transaction, and based thereupon Landlord agrees to pay a brokerage commission in accordance with a separate agreement between Landlord and Brokers.

"Regular Business Hours" --

     8:00 a.m. to 6:00 p.m. Monday through Friday; 8:30 a.m. to 12:30 p.m. on Saturday, except where such days are observed by the Federal or the New Jersey State government as legal holidays, or as union holidays.

"Number of Parking Spaces" --

     Tenant shall have the right to lease up to eighteen (18) exterior parking spaces at additional rent of $140.00 for each parking space, payable monthly. Notwithstanding the foregoing, Landlord may increase the rent for exterior parking spaces from time to time during the term of this Lease after the first year of the Term of this Lease. In the event Landlord builds a parking structure, which will be constructed at Landlord's sole cost and expense, Tenant's parking shall be relocated to such parking structure and Tenant shall have the right to lease up to the same number of exterior parking spaces leased by Tenant prior to the building of the parking structure at additional rent as determined by Landlord for each parking space, payable monthly. Notwithstanding the foregoing, Landlord may increase the rent for parking spaces in a parking structure from time to time during the term of this Lease after the first year of operation of the parking structure.

     1.02 Electrical energy consumed by Tenant in the Demised Premises through wall and floor outlets, for lighting and business equipment shall be purchased by Tenant as provided in Article 7.

                         ARTICLE 2 -- DEMISED PREMISES

     2.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the Term, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

     2.02 The general location, size and layout of the Demised Premises are outlined on Exhibit A-1, but Exhibit A-1 shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Demised Premises and the Building will be exactly as indicated on Exhibit A-1.

     2.03 Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Building, of the space above and below the Demised Premises, of the parcel of land on which the Demised Premises are located, and/or of any parking or other areas adjacent to the Building except as follows:

     (i) Tenant, at Tenant's sole cost and expense shall be permitted to install a diesel fuel emergency stand-by generator UP TO 600 Kilowatts in size and an enclosed diesel fuel storage tank not exceeding 6,000 gallons for Tenant's exclusive use. Tenant shall be entitled to the use of the area described on Exhibit A-2 attached hereto for the purpose of locating therein an emergency stand-by generator and diesel fuel tank (with necessary conduit, wiring or cabling) and other facilities consistent with Tenant's use of its Demised Premises for continuous uninterrupted telecommunications services, all at Tenant's sole cost and expense. Tenant shall have exclusive distribution rights to said generator. In connection with the use of said generator Tenant shall have the right to store gel cell batteries.

           Tenant shall have the right to conduct periodic tests of the emergency stand-by generator after normal business hours at any time, provided that Landlord is given reasonable notice, and that such tests will not interfere with the operations of any other tenants, or the Building. Landlord shall work with Tenant to establish a time mutually acceptable during non business hours to accommodate Tenant's testing.

           Tenant shall install such emergency stand-by generator and related items in accordance with all applicable municipal, State and Federal laws, rules and regulations. Landlord shall have no responsibility or liability for the installation, operation or maintenance of such emergency stand-by generator and related items and Tenant shall employ required engineers on site to maintain and service such emergency stand-by generator and related items. Tenant shall pay directly to Landlord, as and for Additional Rent under the Lease, Sixty Thousand Dollars ($60,000.00) per year for such stand-by emergency generator and related items, payable $5,000.00 per month, commencing on the Commencement Date and ending on the Lease Expiration Date.

     (ii) Tenant shall have the use of up to Three Hundred (300) square feet of roof space of the Building described in Exhibit A-3 attached hereto for the purpose of the installation of a satellite dish/GPS receiver and air cooling equipment at no additional charge. In the event Tenant requires roof space in excess of Three Hundred (300) square feet for its satellite dish/GPS receiver and air cooling equipment up to a maximum of Six Hundred (600) square feet, Tenant shall pay directly to Landlord, as and for additional Rent under the Lease, Two Hundred Fifty Dollars ($250.00) per square foot of additional roof space yearly, payable in equal monthly installments commencing on the Commencement Date and ending on the Lease Expiration Date.

     (iii) Tenant shall have the right to install, maintain and replace from time to time a satellite dish/GPS receiver on the roof space of the Building as set forth in Exhibit A-3 at Tenant's sole cost and expense and all of Tenant's rights and duties set forth in Article 12 (relating to Tenant's duties and obligations in making Tenant's changes) shall be applicable to and binding upon Tenant with respect to such work, and Landlord shall furnish Tenant a right of way between the rooftop and the Demised Premises for Tenant's wires on conduits in connection therewith.

     (iv) Landlord and Tenant agree that Tenant's communication, HVAC, electrical and other various equipment will require Tenant to use Building shafts, risers, chases, utility entrances, equipment rooms, and distribution areas or conduits between the Demised Premises and other parts of the Building (including the roof). Tenant shall be afforded the right to use where available, and or construct conduits to connect Tenant's equipment.

     (v) Tenant shall have the right to utilize and/or install four (4) four inch (4") conduits from the telephone service point of entry to designated areas within the Tenant's Demised Premises. Landlord will cooperate in locating points of entry to provide redundancy of access for telecommunications services and providers to the Building.

               ARTICLE 3 -- PREPARATION OF THE DEMISED PREMISES

     3.01 Tenant shall cause to be substantially performed all the work in the Demised Premises as set forth in Exhibit C to be annexed hereto and made a part hereof (the "Tenant's Work"), upon the terms and conditions specified therein. Landlord shall provide a work allowance in the amount of $277,500.00 payable to the contractor as part of the cost of the work. Tenant shall pay to the contractor the balance of the cost of Work. Payments by each party shall be in proportion to the total cost of the Work divided into each party's contribution, payable to the Contractor against each invoice submitted for costs actually incurred or materials actually delivered upon delivery to each party of evidence of the Work completed.

     3.02 All of Tenant's duties and obligations set forth in Article 12 (relating to Tenant's duties and obligations in making Tenant's Changes) shall be applicable to and binding upon Tenant with respect to any such work.

     3.03 Tenant's final plans, specifications and drawings covering all such work are to be attached hereto as Exhibit C. Tenant shall not commence any work referred to in Exhibit C until such plans, specifications, and drawings have been received, receipted and approved by Landlord in accordance with the provisions of Exhibit C. Landlord shall not unreasonably withhold or delay such approval.

               ARTICLE 4 -- WHEN DEMISED PREMISES ARE READY FOR
                        OCCUPANCY AND COMMENCEMENT DATE

     4.01 The Commencement Date shall be March 1, 1999. Tenant shall not use or occupy the Demised Premises for the permitted use until Tenant has received a Certificate of Occupancy (temporary or final) issued by the appropriate department of the municipality where the Building is located not inconsistent with the Permitted Uses and with the restrictions set forth in Article 11 hereof.

     4.02 On the Commencement Date or at such time as Tenant shall take actual possession of the whole or part of the Demised Premises, whichever shall be earlier, it shall be conclusively presumed that the same were as of the Commencement Date or the date or dates of such taking of possession, in the condition in which Landlord was required to deliver the Demised Premises under this Lease, unless within thirty (30) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition. However, nothing contained in this Section shall be deemed to relieve Landlord from, and Landlord shall perform its obligations to correct any latent defects and to complete, with reasonable speed and diligence, such details of construction, mechanical adjustment and decoration, if any, as Landlord shall be required to perform under this Lease and as shall have been unperformed at the time Tenant took actual possession, but Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

     4.03 Upon the signing of this Lease by the parties, Tenant may enter the Demised Premises to conduct Tenant's Work. Landlord shall have no liability or obligation for the care or preservation of Tenant's property and Tenant shall not interfere with Landlord or Landlord's contractors.

     4.04 Landlord agrees to provide access by the telephone company during the course of construction to permit Tenant's installation of telephone lines, cables, wires and equipment to service Tenant's office areas. Notwithstanding the foregoing, the parties agree that the failure by the telephone company to complete the telephone installation and to provide service on the date that the Demised Premises are otherwise substantially complete (as hereinabove defined) or occupied by Tenant, shall not delay or defer the determination of the Commencement Date and the obligation to pay rent thereafter.

     4.05 When Tenant takes possession of the Demised Premises, it shall be deemed to have accepted the Demised Premises as substantially completed as of the date of such possession, subject to Landlord's obligations under Section
4.02 above.

                               ARTICLE 5 -- RENT

     5.01 Except as expressly provided herein, Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of the Landlord as set forth in Article 1 hereof, or at such other place as Landlord may designate, the Fixed Rent reserved under this Lease for each year of the Term, payable in equal monthly installments in advance on the first day of each and every calendar month during the Term; and additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Fixed Rent).

     5.02 Tenant shall pay the Fixed Rent and additional rent herein reserved promptly as and when the same shall become due and payable under this Lease and shall be liable to the Landlord for an administrative charge of 4% for rent paid five (5) days subsequent to the date set in Article 5.01. If the Commencement Date shall occur on a day other than the first day of a calendar month the Fixed Rent, and additional rent shall be prorated for the period from the Commencement Date to the last day of the said calendar month and shall be due and payable on the Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay on account toward the first full calendar month installment(s) of Fixed Rent, on the execution of this Lease, the Rent Prepayment specified in Article 1 hereof.

     5.03 Whenever used in this Lease, the term (insofar as it pertains to this Lease) "fixed rent", "minimum rent", "base rent", or "basic rent", or any such term using the word "rental", "rents", or "rentals" in lieu of "rent", shall mean Fixed Rent; and whenever used in this Lease, the term (insofar as it pertains to this Lease) "rent", "rental", "Rent" or the plural of any of them, shall mean Fixed Rent and additional rent.

                        ARTICLE 6 -- EXPENSE ESCALATION

     6.01 Tenant shall pay to Landlord, as additional rent, Expense Escalation in accordance with this Article:

     A. Definitions: for the purpose of this Article, the following definitions shall apply:

     (i) The term "Expense Base Factor" shall mean the Expenses as hereinafter defined for the calendar year 1999.

     (ii) The term "comparative year" shall mean the full calendar year in which the term of this Lease commences, and each subsequent calendar year during the Term of this Lease.

     (iii) The term "Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building and the services provided tenants therein including, but not limited to, the costs and expenses incurred for and with respect to: water rates and sewer rents; air-conditioning, ventilation and heating; any and all electricity costs not paid directly to the Landlord by the tenants of the Building (including Tenant); maintenance of the Building's exterior surfaces; elevator cabs, lobby maintenance and cleaning; protection and security; lobby decoration and interior and exterior landscape maintenance; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class office Building; maintenance; painting of non-tenant areas; insurance; supplies; employee salaries and benefits; administrative expenses; and the annual fee for management of the Building.

     Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

     (a) leasing commissions and other leasing expenditures;

     (b) expenditures of capital improvements except those which under generally accepted real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which case the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than five years, with an interest factor equal to the prime rate of Citibank at the time of Landlord's having incurred said expenditure.

     (c) amounts received by Landlord through proceeds of insurance to the extent that the proceeds are compensation for expenses which would be or were previously included in Expenses hereunder;

     (d) cost of repairs or replacements incurred by reason of fire or other casualty or eminent domain;

     (e) advertising and promotional expenditures;

     (f) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

     (g) costs incurred in performing work or furnishing services for individual tenants (including Tenant) at such tenant's expense to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to Tenant;

     (h) The cost of future renovations to the building, including without limitation, the cost of any exterior renovations to the building;

     (i) "Takeover Expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

     (j) Any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs or pursuant to indemnities given by Landlord to any Tenant pursuant to its Lease;

     (k) The operating costs incurred by Landlord relative to retail stores, parking garage or any specialty service in the building;

     (l) The cost of correcting defects in construction or the removal or encapsulation of asbestos containing materials;

     (m) The cost of overtime or other expense to Landlord in curing its defaults;

     (n) The cost of any investigation, cleanup or remediation of any environmental condition for which Lessee is not responsible under the Lease, including costs of any penalties or fines in connection therewith;

     (o) The cost of any work or service performed for any tenant of space (including Tenant) in the Building (i) at Landlord's cost and expense to the extent that such work or service is in excess of any work or service which Landlord is obligated to furnish hereunder to Tenant at Landlord's cost and expense, or (ii) for which Landlord is reimbursed (other than through operation of this Article or similar provisions in other leases of space in the Building);

     (p) The cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord (other than a liability for amounts otherwise includable in Expenses hereunder) and all expenses incurred in connection therewith;

     (q) Costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

     (r) Any interest, fine, penalty or other late charges payable by Landlord (not due to Tenant's default);

     (s) Costs incurred by Landlord which result from Landlord's or other Building tenants' breach of a lease or Landlord's tortious or negligent conduct; and

     (t) Costs incurred by Landlord to assure building Systems are Year 2000 compatible.

     Without limiting the generality of the foregoing, capital expenditures incurred by Landlord to comply with existing or future federal, state or local laws, rules or regulations of governmental authorities having jurisdiction over the Building, including without limitations, the American with Disabilities Act, as now in effect.

     If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of Citibank at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

     6.02 Commencing with the second comparative year, if the Expenses estimated in the manner provided in Article 6.03 for a comparative year shall be greater than Expense Base Factor, Tenant shall pay to Landlord, additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Tenant's Share of the excess of the Expenses for such comparative year over the Expense Base Factor (such amount being hereafter called the "Expense Payment").

     6.03 Commencing with the second comparative year, and each year thereafter for the balance of the Lease term, thirty (30) days prior to the commencement of each comparative year, Landlord will submit to Tenant Landlord's Certified Public Accountant's estimate of projected expenses for such year as provided in
Article 6.04. The estimate shall also set forth the total projected expenses, if any, due to Landlord from Tenant for such year pursuant to Article 6.02. The rendition of such estimate shall constitute prima facie proof of the accuracy thereof. If such statement shows an Expense Payment due to Landlord with respect to the forthcoming comparative year, one-twelfth of this amount shall be payable monthly as additional rent, commencing with the first month of such comparative year.

     No later than sixty (60) days after the conclusion of each comparative year Landlord shall deliver to Tenant a final statement from its Certified Public Accountant as provided in Article 6.04 setting forth the actual Expenses for the preceding year. Within thirty (30) days of Tenant's receipt of such statement Landlord and Tenant will make an appropriate cash adjustment for any underestimate or overestimate of Landlord's Expenses for the preceding comparative year (which underestimate shall result in additional rent payable as herein provided).

     6.04 The estimated and final statements of Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail for the Landlord by a Certified Public Accountant (who may be the Certified Public Accountant now or then employed by Landlord for the audit of its accounts); said Certified Public Accountant may rely on Landlord's allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the period represented thereby, unless Tenant within ninety (90) days after they are furnished shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is accurate. Pending the resolution of such dispute, Tenant as herein provided shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord. After payment of said additional rent, Tenant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to have Tenant's Certified Public Accountant or other authorized agent or representative examine Landlord's books and records with respect to the foregoing, provided such examination is commenced within thirty (30) days and concluded within sixty (60) days following the rendition of the statement in question.

     6.05 In any such dispute as to said statement Landlord and Tenant or their respective Certified Public Accountants shall select a national "Big Six" accounting firm whose determination shall be conclusive in the resolution of the dispute. In the event the Big Six accounting firm's determination results in a finding that the amount of Expenses due is within five (5%) percent of the amount claimed by Landlord, Tenant shall pay the cost of said Big Six accounting firm. If the amount due is determined to be more than five (5%) percent less than the amount claimed by Landlord, Landlord shall pay the cost of said Big Six accounting firm.

     6.06  Real Estate Tax Increase Payment.

     (1) For each Tax Year (hereinafter defined) after the tax year ending December 31, 1999 during the Term, Tenant shall pay, as additional rent, the Tax Payment (hereinafter defined) for such Tax Year.

     (2)  Tax Definitions:

     (a) The term "Real Estate Taxes" shall mean the sum of the real estate taxes and assessments and special assessments imposed upon the Building and the plot of land on which the Building stands (the "Land") and any rights or interests appurtenant thereto payable by Landlord during any Tax Year or any service charges or other payments in lieu of taxes imposed by any tax abatement granted the Landlord and payable by the Landlord. If at any time during the Term the methods of taxation prevailing at the time of the commencement thereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or on the rents, licenses or other charges received with respect to the Term, the Land or the Building, then all such taxes, assessments, levies, impositions or charges payable shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Except as provided above, Real Estate Taxes shall not include franchise, income or similar taxes of Landlord. A copy of the tax bill of The City of Jersey City or other taxing authority imposing Real Estate Taxes on the Land or the Building shall be sufficient evidence of the amount of Real Estate Taxes. Notwithstanding the fact that the aforesaid additional rent is measured by Real Estate Taxes, such amount is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever.

     (b) The term "Base Tax Year" shall mean the tax year ending December 31, 1999.

     (c) The term "Tax Year" shall mean each real estate fiscal tax year of the City of Jersey City, New Jersey, following the Base Tax Year, any portion of which occurs during the Term.

     (d) The term "Tax Payment" shall mean Tenant's Share for the Demised Premises of the amount by which the Real Estate Taxes payable for a Tax Year exceed the Real Estate Taxes payable for the Base Tax Year, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Land or the Building, or both or from any other cause or reason whatsoever. Notwithstanding the foregoing, if there is an increase in assessed valuation of the Building resulting from an addition or improvement to the Building by another tenant, then any increase in Real Estate Taxes attributable to such increase shall not be included in the computation of Tax Payment hereunder.

     (3) With respect to each Tax Year occurring in whole or in part during the term of the Term, Tenant shall pay to Landlord the Tax Payment, in equal monthly installments during the calendar year in which such Tax Year commences in the manner hereinafter described. At any time during the calendar year in which a Tax Year commences, Landlord may furnish to Tenant a written estimate (a "Tax Estimate") of the Tax Payment for such Tax Year ("Estimated Tax Payment"). Such estimate shall be determined by Landlord by applying to the most recently announced assessed value of the Land and Building (whether final or otherwise) such tax rate as Landlord shall anticipate is the tax rate to be finally determined for such Tax Year, but such rate shall in no event exceed by more than ten (10%) percent the then current tax rate. Subject to adjustment as hereinafter provided, Tenant shall pay to Landlord on the first day of each calendar month during such calendar year, an amount equal to one-twelfth (1/12) of the Estimated Tax Payment for the Tax Year commencing during such calendar year. If Landlord furnishes a Tax Estimate for a Tax Year subsequent to the commencement of the calendar year in which such Tax Year begins, then

     (a) until the first day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Tax Year.

     (b) promptly after the Tax Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord during such calendar year was greater or less than the installments of the Estimated Tax Payment to be paid during such calendar year in accordance with the Tax Estimate, and

     (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or

     (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Annual Rent payable under this Lease, and

     (c) on the first day of the month following the furnishing of Tenant of the Tax Estimate, and monthly thereafter until the rendering to Tenant of a Tax Statement (hereinafter defined) for such Tax Year, Tenant shall pay to Landlord an amount equal to one twelfth (1/12) of the amount shown on such Tax Estimate. Promptly after the amount of Real Estate Taxes is established for a Tax Year,

     (i) Landlord shall furnish to Tenant a written statement (a "Tax Statement") setting forth the Tax Payment for such Tax Year, and stating whether the sum of the installments previously paid by Tenant to Landlord pursuant to the Tax Estimate or otherwise for such Tax Year was greater or less than the sum of the installments of the Tax Payment to be paid for such Tax Year in accordance with the Tax Statement,

     (ii) any deficiency or overpayment shall be disposed of in the manner of a deficiency or overpayment in Estimated Tax Payment, and

     (iii) on the first day of the month following the month in which the Tax Statement is furnished to the Tenant, and monthly thereafter until a new Tax Estimate or Tax Statement is furnished to Tenant, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Tax Payment shown on the Tax Statement.

     (4) The Tax Estimates and Tax Statements to be furnished by Landlord as provided above shall be certified by Landlord and a statement thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Estimated Tax Payment or Tax Payment, as the case may be, for the period represented thereby, unless Tenant within sixty (60) days after the statement is furnished shall give a notice to Landlord that Tenant disputes the reasonableness, accuracy or appropriateness of such statement, which notice shall specify the particular respects in which the statement is unreasonable, inaccurate or inappropriate. Pending the resolution of such dispute, Tenant as herein provided shall make the Estimated Tax Payment or Tax Payment, as the case may be, to Landlord without prejudice to Tenant's position. In any such dispute as to a Tax Estimate or Tax Statement, Landlord and Tenant shall, within ten
(10) days after the giving of Tenant's notice disputing the reasonableness, accuracy or appropriateness of such statement, select a national "Big Six" accounting firm whose determination shall be conclusive in the resolution of the dispute. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement and shall pay for the cost of the accounting firm. In the event overpayment is greater than five (5%) percent, Landlord shall pay interest to

Tenant on such overpayment at the rate of 2% in excess of the prime interest rate as set forth from time to time by Citibank, N.A. from the date of payment of such amounts by Tenant until repayment of such overpayment by Landlord. If the dispute shall be determined in Landlord's favor, Tenant shall pay for the costs of the accounting firm.

     (5) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Tenant has paid installments of the Tax Payment, Landlord, after deducting the expenses incurred in obtaining such rebate including, without limitation, attorneys' fees, court, or other administrative costs and disbursements, shall credit Tenant's Share of such rebate against the next monthly installment of the Fixed Annual Rent payable under this Lease or in the case of the last month of the Term, pay such amount to Tenant. In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then

     (i) the Real Estate Taxes for the Base Tax Year shall be retroactively adjusted to reflect such reduction;

     (ii) the monthly installments of Additional Rent shall be adjusted accordingly; and

     (iii) all retroactive Additional Rent resulting from such adjustment shall be payable by Tenant within thirty (30) days after the rendition of a bill therefor.

     6.07 In no event shall the Fixed Rent due under this Lease be reduced by virtue of this Article.

     6.08 If the Commencement Date of the term of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term shall have been in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year.

     6.09 Subject to the provisions of Section 6.10 below, Landlord's and Tenant's obligation to make the adjustments referred to in this Article shall survive any expiration or termination of this Lease.

     6.10 Any delay or failure of Landlord in billing any expense escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such expense escalation hereunder provided however, if Landlord fails to bill Tenant within twenty-four (24) months after the end of a tax or expense year, right to bill for such year shall be waived.

                        ARTICLE 7 -- ELECTRICAL ENERGY

     7.01 Electrical energy consumed by Tenant in the Demised Premises through wall and floor outlets, for lighting and business equipment and the Tenant's auxiliary HVAC system shall be separately metered and purchased by Tenant from the utility supplying electricity to the Building. Tenant shall install as part of Tenant's Work the electrical meter(s) for the Demised Premises. Landlord shall install at its own cost the risers, conduits, feeders and wiring installations in the Building and to the Demised Premises sufficient to provide the Demised Premises with electrical energy, in a safe and suitable manner, equal to 200 amps at 480 volts, which is approximately one hundred fifty (150) Kilowatts. Electricity for heating, ventilating and air conditioning including for any fan used in connection therewith during Regular Business Hours shall not be included on such meter and shall be paid for by the Landlord. Tenant shall pay to Landlord, as additional rent, the cost of electricity for heating, ventilating and air conditioning including for any fan used in connection therewith, in the Demised Premises during other than Regular Business Hours pursuant to Article 8.01.

     7.02 Tenant, at Tenant's sole cost and expense and subject to all of Tenant's duties and obligations set forth in Article 12 (relating to Tenant's duties and obligations in making Tenant's changes), shall be afforded access to the Building's electrical supply located in the basement of the Building. Tenant may connect existing power in the basement of the Building to Tenant's dedicated electrical feed and conduit to be installed at Tenant's sole cost and expense, to obtain a minimum of five hundred (500) Kilowatts of power to the Demised Premises. Landlord represents and warrants that the Building has sufficient capacity to provide five hundred (500) Kilowatts of power during the Term of the Lease.

     7.03 Tenant shall have the right at any time during the Term of the Lease, to upgrade the Building's electrical service at Tenant's sole cost and expense and subject to all of Tenant's duties and obligations set forth in Article 12 (relating to Tenant's duties and obligations in making Tenant's changes).

     7.04 Landlord's and Tenant's obligations to make the adjustments and payments referred to in this Article shall survive any expiration or termination of this Lease.

     7.05 Subject to Section 7.01 above, Tenant covenants and agrees that at all times its use of electrical current shall not exceed the capacity of existing feeders to the Building or the risers, conduits, or wiring installation in the Building, and Tenant shall not use any electrical equipment which, in Landlord's opinion reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building.

     7.06 Tenant may purchase from Landlord, at Landlord's option, all replacements of electric fluorescent tubing and shall pay Landlord for installing same.

                 ARTICLE 8 -- VENTILATION AND AIR CONDITIONING

     8.01 There shall be installed in the Demised Premises, as part of the work provided for in Section 3.01, the Building heating, ventilating and air-conditioning systems described and designed to substantially meet the following performance specifications:

                               Inside Condition
                               ----------------
                       Cooling Season 75 degrees F.D.B.
                          Heating Season 68 degrees F

                               Outside Condition
                               -----------------
                Cooling Season 91 degrees F.D.B./76 degrees FWB
                         Heating Season 10 degrees F.

     Landlord shall be under no liability to Tenant if such performance specifications should not be able to be met prior to the said systems being balanced. Landlord, at its expense, shall maintain and operate such systems and shall furnish heat, ventilation and air-conditioning in the Demised Premises through such systems, subject to Article 9.07, in compliance with such performance specifications, during Regular Business Hours. If Tenant shall require ventilating and air-conditioning service or heating service at any other time other than Regular Business Hours (hereinafter called "after hours"), Landlord shall furnish after hours ventilating and air-conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord therefore, as additional rent upon rendition of a bill, the A.C. charge and the H. charge. The A.C. charge and the H. charge shall be subject to adjustment upward from time to time, to reflect the actual increase in Landlord's reasonable out of pocket costs in providing services to extent not included in expenses.

     8.02 Landlord will not be responsible for the failure of the air-conditioning system to meet the performance specifications set forth above if such failure results from the occupancy of the Demised Premises with more than an average of one person for each 150 square feet of Tenant's Floor Space or if Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds 3.5 watts per square foot of Tenant's Floor Space in any one room or other area. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air-conditioning in the Demised Premises results, necessitating changes in the air-conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air-conditioning system. Landlord throughout the Term, shall have free and unrestricted access to any and all air-conditioning facilities in the Demised Premises. Any such access must be on prior reasonable notice to Tenant, except in emergency with a representative of Tenant present and exercised so as not to interfere with Tenant.

     8.03 Any damage caused to heating, air-conditioning, and ventilating equipment, appliances or appurtenances thereto as a result of the negligence of, or careless operation of, the same by Tenant or its agents, servants, employees, licensees, invitees, or visitors, shall be repaired by Landlord, and the actual reasonable out-of-pocket cost and expenses thereof shall be paid by Tenant as additional rent, within thirty (30) days after being billed therefor.

                    ARTICLE 9 -- LANDLORD'S OTHER SERVICES

     9.01 Landlord shall provide public elevator service to the floor(s) on which the Demised Premises are situated during Regular Business Hours, and shall have at least one elevator subject to call at all other times. The elevator(s), or any or all of them, if more than one, may be operated by automatic control and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished. If Tenant shall require after hours service of elevator(s) or of the loading area in the Building under such circumstances as, in Landlord's reasonable judgment, will require service or attention by Landlord's personnel, Tenant shall pay Landlord, on demand, a reasonable charge attributable to such service or attention.

     9.02 Provided that Tenant shall keep the Demised Premises in good order, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned in accordance with the standards set forth in Exhibit D annexed hereto and made a part hereof. Tenant will not clean, nor require, permit or allow any window in the premises to be cleaned from the outside. Tenant shall pay to Landlord within thirty (30) days of notice the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office area, (iii) interior glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit D as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that properly accumulated daily in the routine or ordinary business office and (ii) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of the Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises. Extraordinary waste (such as crates, cartons, boxes, etc. and used furniture or equipment) shall be removed from the Building by Tenant at Tenant's own cost and expense. At no time shall Tenant place any waste of any kind in any public areas. If Tenant does so, the parties agree that everything so placed shall be deemed abandoned and of no value to Tenant and Landlord may have the same removed and disposed of at Tenant's expense. Such expenses shall be deemed additional rent payable by Tenant within thirty (30) days after being billed therefor together with reasonable back-up with respect to such expenses. This remedy is in addition to any other remedies Landlord may have under this lease.

     9.03 Tenant reserves the right to obtain its own janitorial services from a third party for the Demised Premises upon written notice to Landlord ("Third Party Cleaning Service"). Landlord shall have the right to approve the party providing the Third Party Cleaning Service in its reasonable discretion. In the event that Tenant utilizes the Third Party Cleaning Service, janitorial service to any portion of the Building, except for common areas, shall not be excluded from Expenses.

     9.04 Landlord, at its expense, shall furnish adequate hot and cold water at ordinary lavatory temperature to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels and toilet tissue for each lavatory. If Tenant uses water for any other purpose Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such bills therefor. In connection with permitted kitchen use, the amount of hot water demand shall not exceed the excess Building design capacity.

     9.05 Landlord, at its own expense, and at Tenant's request, shall insert initial listings on the Building Directory of the names of Tenant, and any affiliate, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's proportionate share of the space on the Building Directory. All Building Directory changes made at Tenant's request after the Tenant's initial listings have been placed on the Building Directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within thirty (30) days after Landlord has submitted an invoice therefor.

     9.06 With respect to parking of vehicles (if parking is provided under Article 1 hereof):

     A. Landlord represents that throughout the Term there will be a paved, illuminated parking area for the Building with the number of Parking Spaces specified in Article 1. If Landlord so elects, Tenant shall require its personnel and visitors to park their vehicles only in Parking Spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such Parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas, except for the loading dock area for deliveries.

     B. All Parking Spaces and any other parking areas used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.

     C. Tenant shall agree to all requests by Landlord that Tenant and its employees and visitors remove their vehicles from the Parking Spaces to another parking area provided by Landlord at reasonable periods for purposes of cleaning and maintenance of such spaces or as required for purposes of snow removal, provided that Landlord will perform such cleaning, maintenance and snow removal and make such Parking Spaces available to Tenant and its employees and visitors as promptly as possible.

     9.07 Landlord shall keep and maintain the public areas and the public facilities of the Building and the grounds clean and in good order, and the sidewalks and parking areas adjoining the Building shall be kept free of accumulation of snow and ice (except any overnight parking area) or unlawful obstruction.

     9.08 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of unavoidable delays. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable prior notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provision of Section 14.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Section.

                               ARTICLE 10 -- USE

     10.01 The "Permitted Use" of the Demised Premises for the purposes specified in Article 1 hereof shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

     (a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Demised Premises;

     (b) sale at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing;

     (c) manufacturing, printing, except for the operation of normal business office reproducing and printing equipment and business machines incidental to the conduct of Tenant's business and for Tenant's own requirements at the Demised Premises, provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

     (d) the rendition of medical, dental or other diagnostic or therapeutic services;

     (e) the conduct of a public auction of any kind;

     (f) the conduct of a banking, trust company, savings bank, safe deposit, savings and loan association or loan company business;

     (g) the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders (except as incidentally required in conduct of Tenant's normal business activity);

     (h) the receipt of money for transmission (except as is incidentally required in conduct of Tenant's normal business activity); or

     (i) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever.

    10.02 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iv) make unobtainable from reputable insurance companies authorized to do business in New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, (v) cause or in Landlord's opinion be likely to cause physical damage to the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair, in the reasonable opinion of the Landlord, the appearance, character or reputation of the Building, (viii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (ix) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or (x) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the following Sections of this Article or any of the Rules and Regulations referred to in Article 20 or Exhibit B attached hereto, except as may therein be expressly otherwise provided.

    10.03 If any governmental license or permit, other than a Certificate of Occupancy for the Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

    10.04 Except as provided in Exhibit C, Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law, except that to the extent Tenant's floor loading requirements shall, at any time, exceed the floor load per square foot, Tenant, at Tenant's expense may reinforce the floor as required to accommodate Tenant's requirements. Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be positioned and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                       ARTICLE 11 -- ACCESS, CHANGES IN
                           BUILDING FACILITIES, NAME

    11.01 All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operating, maintenance, decoration and repair, are reserved to Landlord, subject to Tenant's rights under Article 2 above.

    11.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceiling therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, or materially affect Tenant's layout. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors at its expense, and confine their location wherever practical to closets, coat rooms, toilet rooms, corridors, and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

    11.03 Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, accompanied by an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises or to show them to lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees or lessees of the land or the Building, or prospective tenants, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take into and temporarily store upon the Demised Premises all materials which may be reasonably required for such repairs, changes or maintenance. However, Landlord's rights under this Section shall be exercised in such manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

    11.04 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls passages, elevators and stairways thereof, as it may deem necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises.

    11.05 Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto as Exhibit B, the means of access to the Demised Premises outside of Regular Business Hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises. Tenant, and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories and powder rooms only on the floor (or floors) on which the
Demised Premises are located.   24 hours, 7 days per week.

    11.06 Landlord reserves the right to select a name for the Building and to make such change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than
(i) the name as selected by Landlord, or (ii) the postal address approved by the U.S. Post Office.


                        ARTICLE 12 -- TENANT'S CHANGES

    12.01 Tenant may, at any time and from time to time during the Term, at its sole expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "Changes" and, as applied to changes provided for in this Article, "Tenant's Changes") to the Demised Premises, including structural upgrades and/or improvements to the Demised Premises or structural components of the Building to the extent they are necessary for Tenant to conduct its telecommunications business including the construction of walls or other such interior coverings over some or all of the windows of the Demised Premises as may be necessary for the operation of Tenant's telecommunications business excluding changes affecting the mechanical systems, on the following conditions, and providing such changes will not result in a violation of or require a change in the Certificate of Occupancy applicable to the Demised Premises: (a) The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of Landlord, lessen the value of the Building; (b) No part of the Building outside of the Demised Premises shall be physically affected, except for Roof Space, generator space and equipment associated with it; (c) The proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected; (d) In performing the work involved in making such changes Tenant shall be bound by and observe all of the conditions and covenants contained in this Article; (e) At the Expiration Date, Tenant shall on Landlord's written request restore the Demised Premises to their condition prior to the making of any of the changes permitted by this Article, excluding the removal of demising walls, interior partitions and ceilings installed pursuant to this Article, reasonable wear and tear excepted, and Landlord shall be entitled to additional security pursuant to Article 15 for the performance of Tenant's obligation; (f) At least thirty (30) days prior to proceeding with any change (exclusive of changes in items constituting "Tenant's Property" as defined in Article 13) Tenant shall submit to Landlord plans and specifications for the work to be done, for Landlord's approval in writing, which approval shall not be unreasonably withheld, and, if such change requires approval by or notice to the lessor of a superior lease or the holder of a superior mortgage, Tenant shall not proceed with the change until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or superior mortgage with respect to the proposed change or alteration have been met or complied with at Tenant's expense; and Landlord if it approves the change, will request such approval or give such notice, as the case may be. Any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, security agreements or chattel mortgages, (nothing herein shall limit Tenant's right to subject Tenant's trade fixtures or personal property to any of the foregoing); and (g) Tenant shall comply with all other terms and conditions of this Lease in connection with Tenant's Changes.

    12.02 All Tenant's Changes shall at all times comply with laws, orders and regulations of governmental authority having jurisdiction thereof, and all rules and regulations of Landlord and Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord which approval shall not be unreasonably withheld or delayed and in accordance with the Building Rules and Regulations for Trades Conducting Operations, attached hereto as Exhibit C-1 and Insurance Requirements for Trades Conducting Operations in the Building, attached hereto as Exhibit C-2. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence on, in or about the Building, in which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe (but not less than those specified in Section 16.02), with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not "Tenant's Property" (as defined in Article 13), unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise consent in writing.

    12.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the appropriate department of the municipality in which the Building is located or any other public authority having jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs or installations, including but not limited to the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the

Demised Premises and against all costs, attorney's fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, by bonding or otherwise, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the lesser of the maximum permitted by law or 1 1/2% per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant within thirty (30) days of bill. If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in the Landlord's reasonable judgment, create any difficulty with other contractors or labor engaged by Tenant or Landlord or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof or any other building owned or operated by Landlord or any affiliate of Landlord.

    12.04 If Tenant requires Landlord to perform work during other than Regular Working Hours, or if Tenant desires to perform work through its contractors, agents or employees during other than Regular Working Hours, Tenant shall pay as additional rent, the reasonable actual out-of-pocket cost of employing such additional help as shall be required under the rules and regulations of unions employed in connection with the Building. Payment shall be made by Tenant to Landlord within thirty (30) days after being billed therefor, together with reasonable substantion of such costs.

    12.05 In the event Landlord does not perform the work for Tenant, Tenant shall pay to Landlord a supervisory fee (which shall include the cost of review of the proposed Tenant's Changes) equal to Landlord's actual out-of-pocket expenses for such supervision.


                        ARTICLE 13 -- TENANT'S PROPERTY

    13.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises including without limitation demising walls, ceiling and flooring, shall be deemed the property of Landlord and shall not be removed by Tenant except as hereinafter in this Article expressly provided.

    13.02 All fixtures, furnishings and equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, may be removed by it at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any fixtures, equipment or other property for which Landlord shall have granted any allowance to the Tenant as a credit or substitution in kind shall not be deemed to have been installed by or for the account of the Tenant without expense to Landlord, and shall not be considered Tenant's Property. Landlord shall not be obligated to return and/or reinstall any partitions supplied to Tenant which are returned by Tenant to Landlord due to enlargement, reduction or change in the Demised Premises.

    13.03 At or before the expiration of this Lease, Tenant shall remove, at its expense, from the Demised Premises, all of Tenant's Property and shall repair any damage and make any replacements to the Demised Premises or the Building resulting from or necessitated by such removal, and shall pay all other costs of such removal.

    13.04 Any items of Tenant's Property which shall remain in the Demised Premises after the expiration of this Lease, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability to Tenant in such manner as Landlord may see fit. Tenant agrees to reimburse Landlord for the costs of removal and for the cost of repairing any damage to the Demised Premises or the Building arising out of Tenant's failure to remove Tenant's Property pursuant to the terms of this Lease.


                     ARTICLE 14 -- REPAIRS AND MAINTENANCE

    14.01 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein, and at its sole cost and expense shall make all repairs thereto, as and when needed to preserve them in good working order and condition except as otherwise provided in Section 14.02 hereof. In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of (i) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or in connection with Tenant's Changes,
(ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or
(iv) the misuse or neglect of Tenant or any of its employees, agents or contractors. Tenant shall not be responsible, and Landlord shall be responsible, for any repairs to the Demised Premises as are required by reason of Landlord's neglect or other fault in the manner of performing any Work provided for in Article 3 which Landlord is to perform in Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.

    14.02 Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities (including the heating, ventilating and air-conditioning systems and the central or core elevator and plumbing systems), serving the Demised Premises, in good working order, condition and repair and shall make all structural repairs, interior and exterior, except as indicated in the second sentence of Section 14.01, as and when needed in the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of Article 22. Landlord to maintain building as first class office building - in compliance with laws including ADA.

    14.03 Except as expressly otherwise provided in this Lease, except for gross negligence or wilful misconduct of Landlord, its agents, employees or contractors, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or Demised Premises, or in to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

    14.04 When used in this Lease the term "repair" shall be deemed to include restoration and replacements as may be necessary to achieve and/or maintain good working order and condition.

                        ARTICLE 15 -- SECURITY DEPOSIT

    Tenant shall not be required to deposit any security at this time. However, in the event that Tenant shall fail to pay Rent when due, beyond any applicable grace period, on two (2) occasion during any twelve (12) consecutive month period of the Term of this Lease, then, Tenant shall deposit with Landlord an amount equal to twice the then applicable monthly Fixed Rent as security for the punctual performance by Tenant of each and every obligation of it under this Lease, including the restoration of the Premises pursuant to Article 12.01. In the event of any default by Tenant not cured within applicable grace period, Landlord may apply or retain all or any part of the security to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of every such application or retention Tenant shall, within five (5) days of notice, pay to Landlord the sum so applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. If at the end of the Term Tenant shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant, within thirty (30) days after the Expiration Date. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendor or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provision hereof shall apply to every transfer or assignment of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither the Landlord nor its successors or assign shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


                            ARTICLE 16 -- INSURANCE

    16.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office Buildings in the area in which the Building is located and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise than be in effect (unless Tenant pays the resulting increased amount of premium) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to liability or obligation under this Section by reason of the proper use of the Demised Premises for the Permitted Use.

    16.02 Tenant shall obtain and keep in full force and effect during the Term at its own cost and expense, Public Liability insurance, such insurance to afford protection in an amount of not less than $1,000,000.00 for injury or death to any one person, $3,000,000.00 for injury or death arising out of any one occurrence, and $500,000.00 for damage to property, protecting the Landlord and the Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Said insurance is to be written by insurance companies admitted to do business in the State of New Jersey which shall be reasonably satisfactory to the Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the Term. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be paid by Tenant to Landlord within thirty
(30) days of demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though, and same shall be considered to be additional rent reserved hereunder.

    16.03 In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

    16.04 Each party agrees to use its best efforts to include in each of its insurance policies insuring the Building and Landlord's property therein and rental value thereof, in the case of Landlord and insuring Tenant's Property and business interest in the Demised Premises (business interruption insurance) in the case of Tenant, against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefore, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, but not the loss payee. Each such policy which shall so name a party hereto as an additional insured shall contain agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by Tenant, if named as an additional insured promptly to endorse to the order of Landlord, without recourse, any instrument for the payment of money under or with respect to the policy of which Landlord is the owner or original or primary insured, shall be deemed a default under this Lease.

    16.05 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured as provided in Sections 16.04. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

    16.06  The waiver of subrogation or permission for release referred to in
Section 16.04 shall extend to the agents of each party and its and their employees and, in the case of Tenant, shall also extend to all persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 16.05 shall likewise extend to such agents, employees and other persons and entities, if and to the
extent that such waiver or permission is effective as to them.   Nothing
contained in Section 16.05 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 16.02, nothing contained in Section 16.04 and 16.05 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance.


                   ARTICLE 17 -- SUBORDINATION, ATTORNMENT,
                        NOTICE TO LESSOR AND MORTGAGEES

    17.01 Subject to Tenant's receipt of Non-Disturbance Agreement in the substantially the form of Exhibit E attached hereto, which shall be delivered to Tenant within sixty (60) days of the signing of this Lease by all parties, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of terms of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing ("superior leases") and to all mortgages and Building loan agreements, which may now or hereafter affect the land and/or the Building and/or any of such leases ("superior mortgages") whether or not the superior leases or superior mortgages shall also cover other lands and/or Buildings, to each and every advance made or hereafter to be made under the superior mortgages, and to all renewals, modifications, replacements and extensions of the superior leases and superior mortgages and spreaders, consolidations and correlations of the superior mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of any superior lease or the holder of any superior mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, provided they have entered into Subordination, Non-Disturbance and Attornment Agreement.

    17.02 In the event that the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of the Landlord under this lease, whether through possessory or foreclosure action or proceeding or through delivery of a new lease, then at the request of any such party, the Tenant shall attorn to and recognize such party as its Landlord under this Lease. In any such event, this Lease shall continue in full force and effect as if it were a direct lease between such party and the Tenant upon all of the terms, covenants and conditions set forth in this Lease and shall be applicable after such attornment, except that such party shall not (a) be obligated to perform any work in the Building, except such obligations of Landlord to operate, maintain and repair the Building and its systems including the Demised Premises or prepare them for occupancy; (b) be obligated to repair, replace, rebuild or restore the Building, or the Demised Premises in the event of damage or destruction, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, such party; (c) be liable for any previous act or omission by Landlord; (d) be subject to any liability or offset which shall theretofore accrue to the Tenant against Landlord; (e) be bound by any previous modification or extension of this Lease unless filed with such party and made at arms length, in good faith and in the honest exercise of reasonable business judgment; (f) be bound by any previous pre-payment of more than one month's fixed rent or other charge, or (g) be bound by any cancellation or surrender of this Lease or any eviction of the Tenant by Landlord unless made at arms length, in good faith and in the honest exercise of reasonable business judgment.

    17.03 Tenant agrees to waive the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event a superior lease is terminated or a superior mortgage is foreclosed, and that unless and until said lessor, or holder, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to said lessor under the superior lease, or holder of a superior mortgage and a reasonable opportunity to cure (without such lessor or holder being obligated to cure), any default on the part of the Landlord under this Lease.

               ARTICLE 18 -- ASSIGNMENT, MORTGAGING, SUBLETTING

    18.01 Neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of the Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

    18.02 If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 18.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging or subletting, or use or occupancy by others shall not be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, or subletting or use or occupancy by others not expressly permitted by this Article. Tenant agrees to pay to Landlord reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof, not to exceed $2,000.00 per request. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through Tenant, immediately or remotely.

    18.03 Tenant may, upon written notice to Landlord, but without Landlord's written consent, permit any corporations or other business entities which (i) control, are controlled by, or are under common control with Tenant, (ii) resulting from a merger or consolidation with Tenant, (iii) an entity succeeding substantially to all of the business and assets of Tenant at the Demised Premises, or (iv) a public offering of shares of Tenant or sale of shares (herein called "related entity") to use the whole or part of Demised Premises for any purposes permitted to Tenant or to sublet or assign all or part of the premises to a related entity, subject however to compliance with Tenant's obligations under the Lease. Such use shall not be deemed to release, relieve, discharge or modify any of Tenant's obligations hereunder.

    18.04 Other than in accordance with the provisions of Section 18.03, with respect to any proposed assignment of this Lease or proposed subletting of all or a portion of the Demised Premises:

    (A) Tenant shall submit to the Landlord a request for consent to such assignment or sublease together with the name and address of the proposed assignee or sublessee and such information as to its financial responsibility and standing as Landlord may require. Upon receipt of such request and upon the furnishing of such information by the Tenant, Landlord shall have the option to cancel and terminate this Lease (i) completely, if the request was for an assignment of this Lease or subletting of all of the Demised Premises, or (ii) if such request was for a subletting of a portion of the Demised Premises, then with respect to such portion.

    (B) Landlord shall exercise such option to cancel and terminate by notice in writing to that effect to Tenant within ten (10) days from receipt of Tenant's request and the information set forth above, and Landlord's notice shall set forth the date of cancellation, which date shall be no less than sixty
(60) nor more than ninety (90) days from the date of the service of Landlord's notice. If such option is so exercised, and Tenant does not notify Landlord in writing within five (5) days of Landlord's notice of such cancellation, then upon such date of cancellation the Lease for the entire Demised Premises or specified portion thereof, as the case may be, shall cease and terminate with the same force and effect as though the date set forth in the notice were the date set forth in this Lease as the expiration of the Term, and the Tenant shall surrender possession of the entire Demised Premises, or portion thereof, as the case may be, in accordance with the provisions of the Lease relating to surrender of the Demised Premises at the expiration of the Term. If Landlord exercises the option to cancel the Lease as to a portion of the Demised Premises only, the terms of this Lease shall remain in full force as to the remainder of the Demised Premises, for the balance of the Term, except to the extent that the area of the Demised Premises is reduced with a proportionate reduction in rent.

    (C) If Landlord does not exercise its option to cancel as aforementioned than Tenant may assign or sublet all or a portion of the Demised Premises, provided that Landlord has given its prior written consent, which shall not be unreasonably withheld or delayed and provided further that: (i) the Tenant is not then in default in curing a default for which Tenant shall have received notice hereunder; (ii) the Demised Premises are to be used for the Permitted Use only by a person, firm or corporation engaged in a lawful commercial business (other than a business operating data processing machinery in the Demised Premises larger than desk top size), but not for the practice of medicine, (iii) such assignee or sublessee shall be financially responsible and of good reputation; (iv) the business of such assignee or sublessees or the use to which such Demised Premises shall be put shall not be violation of any restriction against competition contained in any other lease to which Landlord is a party;
(v) the assignee or sublessee is not engaged in the containerized shipping business or as a governmental agency of a communist agency and (vi) a duplicate original of an instrument in writing assigning this Lease or subletting the Demised Premises, duly executed by the assignor or sublessor and assignee or sublessee, as the case may be, in recordable form, containing therein an assumption by said assignee or an agreement by said sublessee to take subject to (and an agreement by Tenant to remain liable to Landlord for) all the terms and conditions of this Lease on the part of the Tenant to be performed. In the event the rental provided for in such assignment or sublease is in excess of the rental in effect pursuant to this Lease, Landlord shall be aid such excess monthly, less Tenant's reasonable expenses incurred in connection with such assignment or sublease.

    (D) The provisions of this Article 18 shall apply to each such proposed subletting, none of which shall be effective until all of the foregoing shall have been complied with. Notwithstanding any subletting, Tenant and any future sublessor shall remain liable for the full performance of all the terms and conditions of this Lease on the part of the Tenant to be performed.

    18.05 Tenant shall not offer to assign or sublet either the entire Demised Premises or a specified portion thereof to any other Tenant in the Building or to any party in negotiations with Landlord to lease a portion of the Building.

    18.06 Tenant specifically agrees that it will not, at any time, without Landlord's prior written consent which shall not be unreasonably withheld or delayed, advertise or publicize in any way the availability of all or part of the Demised Premises, or list or publicly advertise the Demised Premises for subletting, whether through a broker, agent, representative or otherwise.

    18.07 Landlord acknowledges that Tenant's business to be conducted in the Demised Premises requires the installation in the Demised Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenants Terminal facilities. Landlord agrees that no consent shall be required for any license agreement or "co-location agreement" between Tenant or any such Customer for the purposes of permitting such a telecommunications connection, so long as (i) such Customer agrees in writing to comply with all obligations of Tenant under this Lease to the extent relating to the portion of the Demised Premises in question, and (ii) each such license or co-location agreement is in writing, is consistent with the provisions of this Lease. Co-location shall not be deemed under any circumstances, a sublet or assignment of the Demised Premises.


              ARTICLE 19 -- COMPLIANCE WITH LAWS AND REQUIREMENTS
                  OF PUBLIC AUTHORITIES:  RULES & REGULATIONS

    19.01 Tenant shall promptly notify Landlord of any written notice it receives of the violation of any law or requirements which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) breach of any of Tenant's obligations hereunder.

    19.02 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit "B", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations changed subsequent to the date of this Lease the provisions of this Lease shall control.

    19.03 Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant unless requested to do so by Tenant, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. Landlord shall not enforce the Rules and Regulations in a discriminatory manner.


                         ARTICLE 20 -- QUIET ENJOYMENT

     20.01 Landlord covenants that if, and so long as, Tenant pays all of the Fixed Rent and additional rent due hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hinderance or molestation by Landlord or any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any superior leases and/or superior mortgages.


                 ARTICLE 21 -- NON-LIABILITY & INDEMNIFICATION

     21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless from any injury or damage to Tenant or to any other persons for any damage to, or loss (by theft or otherwise) of, any property of Tenant and/or of any other person, irrespective of the cause of such injury, damage or loss, except to the extent caused by or due to the gross negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant. Landlord shall not be liable in any event for loss of, damage to, any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent.

     21.02 Tenant shall defend, indemnify and save harmless Landlord and its agent and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable experts' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the Term, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises: (a) any work or thing done in on or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees; (b) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees, or invitees; (c) any accident, injury or damage to any person or property occurring in on or about the Demised Premises or any part thereof, or vault, passageway or space adjacent thereto; (d) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; and (e) any accident, injury or damage to any person or property arising out of the installation, operation or maintenance of the Tenant's emergency stand-by generator and related items and Tenant's antennae and air cooling equipment, except if such is caused by Landlord's agents, contractors, subcontractors, servants or employees, licensees and invitees. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by Counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

     21.03 Whenever either party shall be obligated under the terms of this Lease to indemnify the other party, the indemnifying party may select legal counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and shall keep the indemnified party fully appraised at all times of the status of such defense. Legal counsel of the insurer for either party is hereby deemed satisfactory to both parties.

     21.04 Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any Unavoidable Delays, as defined in Section 3.02 hereof; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, nothing contained in this Section shall be deemed to extend or otherwise modify or affect any of the time limits and conditions set forth in Section 22.03.


                     ARTICLE 22 -- DESTRUCTION AND DAMAGE

     22.01 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights under Section 22.03 hereof, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

     22.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

     22.03 In case of substantial damage or destruction of the Demised Premises, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of required repairs and restored and rebuilt the Demised Premises and/or access thereto within 12 months from the date of such damage or destruction, and such additional time after such date (but in no event exceed 9 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance or Unavoidable Delays.

     In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the Term and estate hereby granted, by notifying Tenant of such termination, within sixty (60) days after the date of such damage. If at any time prior to Landlord giving tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 22.01, the holder of a superior mortgage or the lessor of a superior lease or any person claiming under or through the holder of such superior mortgage or the lessor of such superior lease takes possession of the Building through foreclosure or otherwise, such holder, lessor, or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the next two preceding sentences, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinabove set for the expiration of the Term, and the Fixed Rent and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section
22.02. Nothing contained in this Section 22.03 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

     22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

     22.05 Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

     22.06 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any statute or regulation providing for such a contingency in the absence of, an express agreement, now or hereafter in force, shall have no application in such case.

     22.07 Notwithstanding any of the foregoing provisions of this Lease if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.


                         ARTICLE 23 -- EMINENT DOMAIN

     23.01 In the event that the land, Building or any part thereof, or the Demised Premises or any part thereof, shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award (with the exception of that portion of the award specifically allocated as Tenant's moving expenses, to the extent that the same does not decrease Landlord's award) and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

     23.02 At any time during the Term if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in by condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Fixed Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

     23.03 However, if substantially all of the land or Building is not so taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%, by notice of such election to the other party given not later than thirty (30) days after (i) notice of such taking is given by the condemning authority, or (ii) the date of such taking, whichever occurs later. Upon the giving of such notice this Lease shall terminate on the date of service of such notice and the Fixed Rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If both parties fail to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the Fixed Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, and the Tenant's Share shall be recomputed to reflect the number of square feet of Tenant's Floor Space remaining in the Demised Premises in relation to the number of square feet of Total Building Floor Space remaining in the Building.

     23.04 Notwithstanding the foregoing provisions of this Article and subject to the interest of any mortgagees or lessor or grantor under any superior mortgage or superior lease, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's Property.

     23.05 In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, providing that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking.

                            ARTICLE 24 -- SURRENDER

    24.01 On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to the Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, restored as provided in Section 12.01.

    24.02 Prior to such surrender, Tenant shall (a) remove Tenant's Property subject to the provisions of Article 13 hereof, (b) at Landlord's request, remove from the Demised Premises all improvements, alterations, additions, fixtures and equipment including Tenant's Work attached hereto as Exhibit C, and the emergency standby generator and diesel fuel tank referred to in Article 2, whether such work was performed by Tenant or by Landlord on Tenant's behalf, and whether such additional work consisted of extra or special work or additional items or quantities of Building standard work, and (c) at Landlord's request, repair any damage and make any replacements to the Building or the Demised Premises resulting from or necessitated by such removal, and restore those parts of the Demised Premises from which the removal referred to in subparagraphs (a) and (b) above occurred, to a condition which will blend with and be comparable to adjacent areas. Tenant's removal and repair obligations hereunder with respect to the Demised Premises shall extend to the core area or any other part of the Building where any additional work was performed by or on behalf of Tenant. If Tenant shall fail to perform as provided in this Section 24.02, Landlord shall have the right to do so at Tenant's cost and expense, without further notice or demand upon Tenant, and Tenant shall indemnify Landlord against all loss or liability resulting therefrom, including, without limitation, any delay in granting occupancy of the Demised Premises to a future occupant.


                    ARTICLE 25 -- CONDITIONS OF LIMITATION

    25.01 This Lease and the estate hereby granted are subject inter alia to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of, or for, the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided as in Article 27.

    25.02 This Lease and the Term and estate hereby granted and subject to the further limitation that, (a) whenever Tenant shall default in the payment of any installment of Fixed Rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable and such default shall continue for ten (10) days after the giving of notice thereof by Landlord, or (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such thirty (30) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same, or (c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 18; then in any such event covered by subsections a, b or c of this Section 25.2 at any time thereafter, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the Term and the estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

                     ARTICLE 26 -- RE-ENTRY BY LANDLORD --
                              DEFAULT PROVISIONS

    26.01 If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may, without further notice, immediately or at any time thereafter, enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "re-enter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and additional rent due up to the time of such termination of this Lease or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

    26.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

    26.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the right or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statue or otherwise.

    26.04 If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or additional rent due from Tenant under Article 27 or pursuant to law.


                             ARTICLE 27 -- DAMAGES

    27.01 If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26 or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, on demand either,

    (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess of (1) the aggregate of the Fixed Rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the expiration of the Term, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises over (2) the aggregate rental value (calculated as of the date of such termination or re-entry) of the Demised Premises for the same period, or,

    (b) a sum equal to the Fixed Rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable quarterly or otherwise upon the terms therefor specified herein following such termination or such re-entry and until the expiration of the Term, provided, however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents such net rents to be determined by first deducting from the gross rents as and when received by

Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, attorneys' fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting.

    If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission, or tribunal, the amount of rent payable upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises or any part thereof or evidence of damage for failure to collect any rent due upon any such reletting.

    27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provision of Article 26, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to prove and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to Section 27.01.

    27.03 Anything in this Lease to the contrary notwithstanding, if Tenant shall at any time be in default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, or if such default results from non-payment of Fixed Rent or additional rent whether or not such an action or proceeding is instituted, then the non-prevailing party shall reimburse the prevailing party for the expense of attorneys' fees and disbursements thereby incurred by the prevailing, so far as the same are reasonable.


                             ARTICLE 28 -- WAIVERS

    28.01 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to re-enter and also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law, or in case of re-entry or repossession by Landlord, or in case of any expiration or termination of this Lease as herein provided.

     28.02 Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items against which any such payments shall be credited.

     28.03 Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

     28.04 To the extent permitted by applicable law, Landlord and Tenant hereby waive trail by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use of occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

     28.05 The provisions of Article 8 and 9 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

                ARTICLE 29 -- NO OTHER WAIVERS OR MODIFICATIONS

     29.01 The failure of Landlord to insist on any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, Exhibits and Riders thereto, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or affect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

     29.02 The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

     (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

     (b) the receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

     (c) no payment by Tenant or receipt by Landlord of a lesser amount that the correct Fixed Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to affect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or provided at law.

     (d) if, in connection with obtaining, continuing or renewing financing for which the Building, land or a leasehold or any interest therein represents collateral in whole or in part, a bank, insurance company or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay6 or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.

     ARTICLE 30 -- CURING TENANT'S DEFAULTS, ADDITIONAL RENT

     30.01 If Tenant shall default in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of twenty (20) days from the date Landlord gives Tenant notice of intention so to do.

     30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord may be sent by Landlord to Tenant monthly, or presented immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills but not less than thirty (30) days of receipt thereof.

            ARTICLE 31 -- NOTICES -- SERVICE OF PROCESS

     31.01 Any notice, statement, demand, request or other communication required or permitted pursuant to this Lease or otherwise shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given on the expiration of five (5) business days after mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. However, notices requesting after hours service pursuant to Sections 8.01 and 9.01 may be given, provided they are in writing, by delivery to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by telegram or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

     31.02 Whenever either party shall consist of more than one person or entity, any notice, statement, demand, or other communication required or permitted, or any payment to be made shall be deemed duly given or paid if addressed to or by (or in the case of payment by check, to the order of) any such persons or entities who shall be designated from time to time as the authorized representative of such party. Such party shall promptly notify the other of the identify of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identify.

     31.03 Tenant agrees to give any Mortgagee who has given a Non-Disturbance Agreement, by Certified Mail, a copy of any Notice of Default served upon the Landlord by Tenant provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgages. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this lease shall not be terminated while such remedies are being so diligently pursued.

          ARTICLE 32 -- ESTOPPEL CERTIFICATE, MEMORANDUM

     32.01 The parties agree, at any time and from time to time, as requested by a party, upon not less than ten (10) days' prior notice, to execute and deliver without cost or expense to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect except as modified and stating the modifications), certifying the dates to which the Fixed Rent and additional rent have been paid, and stating whether or not, to the best knowledge of the requested party, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the requested party may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord may be dealing. The foregoing obligation shall be deemed a substantial obligation of the tenancy, the breach of which shall give Landlord those remedies herein provided for an event of default.

     32.02 Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording which Tenant may record. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provision of this Lease.

                    ARTICLE 33 -- NO OTHER REPRESENTATIONS,
                          CONSTRUCTION, GOVERNING LAW


     33.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease documents, made by the other.

     33.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     33.03 This Lease shall be governed in all respects by the laws of the State of New Jersey.

                          ARTICLE 34 -- PARTIES BOUND

     34.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 18 shall operate to vest any rights in any successor or assignee of Tenant, and the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer said obligation shall thereafter be binding upon each transfer of the interest of the Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article and such transferee, by accepting such interest shall be deemed to have assumed such
                                    - 45 -
obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer wherein the meaning of this Article 34.


           ARTICLE 35 -- SHORING AND NOTICE OF ACCIDENTS AND DAMAGE

     35.01 If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work, license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account thereof.

     35.02 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises or the Building,
(ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereto, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (iv) all damage to or defects in any parts or appurtenances to the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises, provided that the Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

                    ARTICLE 36 -- VAULT, VAULT SPACE, AREA

     No vaults, vault space or area whether or not enclosed or covered not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall such revocation diminution or requisition be deemed constructive or actual eviction. Any tax fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                      ARTICLE 37 -- INABILITY TO PERFORM

     This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order of regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                      ARTICLE 38-- LIABILITY OF LANDLORD

     Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and Building for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises. Neither the partners comprising Landlord (the "Partners"), nor the partners, shareholders, directors and officers of Landlord or the Partners shall be liable for the performance of Landlord's obligations under this Lease.

                            ARTICLE 39 -- BROKERAGE

     Tenant represents and warrant that it has dealt only with Dolan Realty, Inc. and Grubb & Ellis in connection with this Lease and Tenant does hereby agree to indemnify and hold harmless the Landlord of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by the Landlord by reason of any claim of or liability to any other broker who shall claim to have dealt with Landlord or Tenant in connection with this Lease.

                      ARTICLE 40 -- FIRST RENEWAL OPTION

     40.01 If Tenant shall not be in default under any term, covenant and condition of this Lease on the part of Tenant to be performed beyond any applicable grace period after notice, Tenant may by notice in writing given to Landlord at least six (6) months before the Expiration Date (the "First Option Exercise Date") renew and extend this Lease for the further term of five (5) years (the "First Renewal Option Term") for the entire Demised Premises at Tenant's option according to the terms and conditions of this Lease, as amended hereunder, with Fixed Rent at the fair market Fixed Rent for the Demised Premises at the beginning of the First Renewal Option Term, plus additional rent as provided in this Lease for the Demised Premises.

     40.02 If Tenant elects to exercise its option hereunder, the Term shall be extended for the Demised Premises without execution of an extension or renewal lease. Within ten (10) days after a request of either party after the exercise of such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of any instrument confirming that such option was effectively exercised, but Tenant may not record such instrument.

     40.03 At least four (4) months prior to the First Option Exercise Date, the parties shall meet and seek to determine fair market Fixed Rent by mutual agreement. If the parties are unable to agree on the fair market Fixed Rent three (3) months before the First Option Exercise Date, the parties shall, within ten (10) days thereafter, choose a licensed real estate appraiser who shall have twenty (20) days to determine the fair market Fixed Rent. The cost of said real estate appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed real estate appraiser within such ten (10) day period, each party shall, within five (5) days thereafter, select an appraiser who shall have twenty (20) days after selection to determine the fair market Fixed Rent. If the difference between the two appraisals is five (5%) percent or less of the lower appraisal, then the fair market Fixed Rent which shall be binding on the parties shall be the average of the two appraisals. If the difference between the two appraisals is greater than five (5%) percent of the lower appraisal, the two appraisers shall, within five (5) days after completion of the appraisals, select a third licensed real estate appraiser who shall, within twenty (20) days of selection, determine fair market Fixed Rent. In such case, the fair market Fixed Rent binding on the parties shall be either (i) the fair market Fixed Rent determined by the third appraiser, if his appraisal is higher than one of the other appraisals and lower than the other, or (ii) in any other case, the fair market Fixed Rent determined by one of the other appraisers which is closer to the fair market Fixed Rent determined by the third appraiser. The cost of the third appraisal shall be borne equally by the parties.

                      ARTICLE 41 -- SECOND RENEWAL OPTION

     41.01 If Tenant elected to exercise the First Renewal Option and shall not be in default under any term, covenant and condition of this Lease on the part of Tenant to be performed beyond any applicable grace period after notice, Tenant may by notice in writing given to Landlord at least six (6) months before the Expiration Date of the First Renewal Option (the "Second Option Exercise Date") renew and extend this Lease for the further term of five (5) years (the "Second Renewal Option Term") for the entire Demised Premises at Tenant's option according to the terms and conditions of this Lease, as amended hereunder, with Fixed Rent at the fair market. Fixed Rent for the Demised Premises at the beginning of the Second Renewal Option Term, plus additional rent as provided in this Lease for the Demised Premises.

     41.02 If Tenant elects to exercise its option hereunder, the Term shall be extended for the Demised Premises without execution of an extension or renewal lease. Within ten (10) days after a request of either party after the exercise of such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of any instrument confirming that such option was effectively exercised, but Tenant may not record such instrument.

     41.03 At least four (4) months prior to the Second Option Exercise Date, the parties shall meet and seek to determine fair market Fixed Rent by mutual agreement. If the parties are unable to agree on the fair market Fixed Rent three (3) months before the Second Option Exercise Date, the parties shall, within ten (10) days thereafter, choose a licensed real estate appraiser who shall have twenty (20) days to determine the fair market Fixed Rent. The cost of said real estate appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed real estate appraiser within such ten (10) day period, each party shall, within five (5) days thereafter, select an appraiser who shall have twenty (20) days after selection to determine the fair market Fixed Rent. If the difference between the two appraisals is five (5%) percent or less of the lower appraisal, then the fair market Fixed Rent which shall be binding on the parties shall be the average of the two appraisals. If the difference between the two appraisals is greater than five (5%) percent of the lower appraisal, the two appraisers shall, within five (5) days after completion of the appraisals, select a third licensed real estate appraiser who shall, within twenty (20) days of selection, determine fair market Fixed Rent. In such case, the fair market Fixed Rent binding on the parties shall be either (i) the fair market Fixed Rent determined by the third appraiser, if his appraisal is higher than one of the other appraisals and lower than the other, or (ii) in any other case, the fair market Fixed Rent determined by one of the other appraisers which is closer to the fair market Fixed Rent determined by the third appraiser. The cost of the third appraisal shall be borne equally by the parties.

                    ARTICLE 42 -- MISCELLANEOUS PROVISIONS

     42.01 All work, including but not limited to, waxing or additional cleaning that Tenant does or shall do in the Demised Premises, shall be done by contractors employing union labor, approved in writing by Landlord and shall at all times conform to the standards of the Building and shall comply with all laws and/or requirements of public authorities. Tenant, as additional rent, shall indemnify and hold harmless Landlord against any loss or damage Landlord may sustain by reason of, and against, any order, decrees, judgments, attorney's fees and expenses resulting from, failure of Tenant to comply with the provisions hereof.

     42.02 The Article headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

    IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

                                   LANDLORD:
                                        EVERGREEN AMERICA CORPORATION


                                        By: /s/ Howard Tung
                                           -------------------------------------
                                           HOWARD TUNG, Deputy Junior
                                           Vice President

/s/ Tony Wang
---------------------------------
TONY WANG
Witness for Landlord

                                   TENANT:
                                        FOCAL COMMUNICATIONS CORPORATION
                                        OF NEW JERSEY, A DELAWARE
                                        CORPORATION


                                        By: /s/ John R. Burnicle
                                           -------------------------------------


                                        Its:         C.O.O.
                                            ------------------------------------
                                            (Title)

/s/ [SIGNATURE ILLEGIBLE]^^
---------------------------------

Witness for Tenant

                                  EXHIBIT A-1
                                  -----------

                               DEMISED PREMISES




                           [FLOOR PLAN APPEARS HERE]

                                  EXHIBIT A-2
                                  -----------

                      EMERGENCY STAND-BY GENERATOR SPACE

                                  EXHIBIT A-3
                                  -----------

                                  ROOF SPACE

                      EXHIBIT B -- RULES AND REGULATIONS

     1) The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

     2) No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     3) No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and the directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4) The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

     5) No showcases or other articles shall be put in front of or affixed to any part of the exteriors of the Building, nor placed in the halls, corridors or vestibules.

     6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

     7) No tenant shall mark, paint, drill into or in any way deface any part of the Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builders deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement and other similar adhesive material being expressly prohibited.

     8) No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

     9) No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     10) Tenant, its servants, employees, agents, visitors or licensees, shall at no time bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials except subject to the provisions of Section 21.02(a) of the foregoing Lease.

     11) Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

     12) All removals from the Demised Premises or the Building, or the moving or carrying in or out of the Demised Premises or the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and using such elevators as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building or the Demised Premises must be made only through Building entrances specified by Landlord for such deliveries. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 12 or Rule 16 hereof.

     13) Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

     14) Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from contractors, companies or persons approved by the Landlord.

     15) Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

     16) Landlord reserves the right to exclude from the Building during hours other than Regular Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than Regular Business Hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

     17) Tenant, before closing and leaving the Demised Premises at any time, shall see that all lights are turned out. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

     18) Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

     19) The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     20) The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     21) Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     22) There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person, shall be made without at least 24 hours' prior written notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor or floor covering) adequate masonite or plywood sheets covering all lobby, corridor, public hall and other public area floors of the Building (whether carpeted or terrazzo) over which such move or delivery shall take place.

     23) Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Demised Premises except as is expressly permitted in the foregoing Lease.

     24) Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's ray fall directly on the windows of the Demised Premises. Tenant shall not permit the heating, air-conditioning and ventilation system to become blocked by Tenant's curtains, drapes or other installations.

     25) Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, if deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

     26) Tenant shall not permit its personnel, agents or visitors to litter any public areas of the Building or the land or improvements on the land on which the Building is located (including, without limitation, the walkways and parking areas located thereon), and Tenant shall be responsible to, and shall pay Landlord for the cost of removal of such litter within ten (10) days of notice thereof by Landlord.

     27) Subject to the provisions of Paragraph 10.01(c) Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that are applicable to or result from such installation, or operation.

     28) Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

     29) Any moving of furniture or equipment into or out of the Demised Premises must be done by Tenant at its own cost and expense, on Monday through Friday after 6:00 p.m., or on Saturday, subject however, to the prior written consent of Landlord. If such move requires use of an elevator, such move shall not be in excess of such elevator's load capacity.

                                   EXHIBIT C
                                   ---------

                                 TENANT'S WORK

                       EXHIBIT C-1 -- BUILDING RULES AND
                 REGULATIONS FOR TRADES CONDUCTING OPERATIONS
                                IN THE BUILDING


1. All plans and specifications for any proposed Tenant Work must be submitted to the Building office for approval by the Landlord, which approval shall not be unreasonably withheld or delayed.

2. Prior to the commencement of any work, all contractors must have a current insurance certificate on file in the Building office. (See attached insurance requirements for trades conducting operations at One Evertrust Plaza.)

3. All work is to be performed in a safe and lawful manner, using contractors approved by the Landlord, which consent shall not be unreasonably withheld. All work must comply with applicable laws and all requirements and regulations of Municipal and other governmental or duly constituted bodies exercising authority, and this compliance shall include the filing of plans and other documents as required, and the procuring of any required licenses or permits prior to commencement of any work. Tenant shall submit the following certificates to Landlord upon completion of the work:

     A.   Approvals issued by the building department.

     B.   Certificate of Occupancy.

     C.   Air Balance Report.

4. Any work which will require an electrical shutdown or drain down of the Building's chilled water, condenser water, or domestic water systems must be performed after 6:00 PM or on the weekends. A written request for this work to be performed must be received by the Building office at least five
     (5) business days prior to the commencement of this work. In addition to the above, this work must be supervised by a Building engineer, and the contractor must agree to pay the cost of employing the Building engineer on overtime at an hourly rate of $55.00 per man hour.

5. No workers are permitted to make use of passenger elevators while transporting tools or materials of any kind. Gang boxes or hand trucks are not permitted on passenger elevators under any circumstances.

6. For the duration of the work, the contractor must provide masonite protection for all walls and floors throughout all common areas which lead to the contractors area of work. Any damage to these walls and floors caused by the contractor is to be repaired immediately with no cost to the Landlord.

7. Tenant's workmen and mechanics must work in harmony, and not interfere with any labor employed by the Landlord, Landlord's mechanics or contractors or by and other tenant or its contractors.

8. All contractors shall comply with the rules of the Building as to the hours of availability of the Building elevators and the manner of handling materials, equipment, and debris to avoid conflict and interference with Building operation. Deliveries are not permitted between the following periods: 8 AM - 10 AM, 11:30 AM - 1 PM, 4 PM - 6 PM.

9. Contractor shall be required to pay for the use of service elevators after business hours at Landlord's standard rate of $80.00 per hour.

10. Demolition must be performed after 6:00 PM or on weekends. The delivery of materials, equipment, and removal of debris must be arranged to avoid any inconvenience and annoyance to other tenants. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant or mechanical areas.

11.  Contractor shall make available fire extinguishers based on the following:

     Alterations up to 5,000 sq. ft. - one (1) fire extinguisher

     Alterations over 5,000 sq. ft. - one (1) fire extinguisher for every additional 5,000 sq. ft. thereover. Said fire extinguisher shall be 25 lb. type approved for type A, B, C, fires and shall be kept and maintained on the premises by Tenant's contractor for the duration of the work.

12. Contractor shall be required to pay for the temporary use of electricity and water at the Landlord's standard rate of $15.00 per day.

13. Landlord reserves the right to stop all work in the event of the breach of any of the terms or conditions listed above.

               EXHIBIT C-2 -- INSURANCE REQUIREMENTS FOR TRADES
                     CONDUCTING OPERATIONS IN THE BUILDING


1. The Contractor will, throughout the duration of any contract or any work authorized under purchase order, at its expense, carry and from time to time renew, Workman's Compensation Insurance, Public Liability Insurance in the amount of $1,000,000 single limit covering both Bodily Injury and Property Damage including coverage for below noted indemnity agreement in such companies as may be approved by the Landlord which approval shall not be unreasonably withheld or delayed. Certificates in the customary form, evidencing that premiums therefore have been paid, shall be delivered to the Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order or contract, and within fifteen (15) days prior to expiration of such insurance like certificates shall be delivered to the Landlord evidencing the renewal of such insurance, together with evidence satisfactory to the Landlord of the payment of the premium. All certificates must obtain a definite provision
                                                            ------------------
    that if such policies are cancelled or changed during the periods of coverage as stated therein, in such a manner as to affect this certificate, written notice will be mailed to the Landlord by registered mail ten (10) days prior to such cancellation or change.

2. Provision must also be made as provided above to insure the Hold Harmless Agreement which reads as follows:

       "The Contractor hereby agrees to indemnify and save Harmless the Evergreen America Corporation and any of its subsidiaries from and against all liability claims and demands on account of injury to persons including death resulting therefrom and damage to property arising out of the performance of this contract by the Contractor, employees and agents of the Contractor and Contractor's property, except from and against such claims and demands which may arise out of the sole negligence of the owner, Evergreen America Corporation or any of its subsidiaries. The Contractor will at his or its own expense, defend any and all actions at law brought against the owner and/or the agent based thereon and shall pay all attorney fees and all other expenses, and promptly discharge any judgments arising therefrom. These conditions shall also apply to any subcontracted operations."

                        EXHIBIT D -- CLEANING STANDARDS

 I.    Plaza and Lobby Levels - Nightly
       --------------------------------

       The entrance lobbies are to be kept neat and clean at all times and the following minimum cleaning operations shall be maintained to attain this effect:

       a. Sweep with chemically treated dust mop all granite floors, damp mop any spillage.

       b.  Wash and spray buff lobby floors nightly.

       c.  Damp wipe all cigarette urns and replace sand or water as necessary.

       d.  Damp wipe and dry the Reception Console Center.

       e.  Damp wipe Directory board plastic with a destatisizer.

       f.  Damp wipe and dry ledges of flower planters.

       g.  Damp wipe and dry all elevator starter panels.

       h. Wash all metal doors, hand rails and all revolving doors and drums of revolving doors, interior and exterior.

       i.  Vacuum all carpeting.

       j.  Remove any graffiti or obscenities on metal or panels.

       k.  Remove gum from carpeting.

       l.  Vacuum floor saddles.

       m.  Dust mail depository and damp wipe fingerprints.

       n.  Dust walls and wash if soiled.

       o.  Wash all glass walls and doors.

       p.  Wash all rubber mats and/or vacuum carpet runners.

       Plaza/Lobby Areas - Periodic
       ----------------------------

       q.  High dust all ornamental decorations two times a year.

       r. High dust and wash all electrical and air-conditioning diffusers two times a year.

 II.   Elevators
       ---------

       a. Vacuum rugs of all elevators nightly and remove gum marks; wash, wax and polish if tiled.

       b. Wipe down panels of elevator cabs nightly and remove any graffiti or obscenities. Polish same weekly.

       c. Wipe down all metal in cabs, indicators and elevator doors nightly using an approved cleaner.

       d.  Vacuum clean lobby elevator saddles and tracks nightly.

       e. Wash and polish door saddles and frames on floors above lobby twice per month and vacuum tracks.

       f. Remove foreign matter from top of light fixtures in elevator cabs nightly.

       g.  Vacuum tracks and wipe clean nightly.

III.   General Office Areas - Nightly
       ------------------------------

       a. Sweep all hardsurfaced flooring using approved dustdown preparation and damp mop weekly marble terrazzo, wood or other untreated flooring.

       b. Vacuum sweep all carpets and rugs, moving only light furniture (desks, file cabinets, etc. not to be moved.)

       c. Hand dust and wipe clean with damp or chemically treated cloth all furniture, file cabinets, fixtures, window sills, and wash said sills and tops if necessary.

       d.  Dust and wipe clean all telephones.

       e.  Dust all chair rails, trim, etc.

       f.  Remove all gum and foreign matter on sight.  Spot clean floors.

       g. Empty all waste receptacles and remove wastepaper and waste materials to a designated area.

       h.  Damp dust interiors of all waste disposal receptacles as necessary.

       i. Empty and wipe clean all ashtrays and screen all sand urns; replace sand as necessary.

       j.  Wash clean all water fountains and water coolers.

       k.  Dust all glass furniture tops.

       l.  Remove hand marks on elevator hatchway doors.

       m.  Adjust vertical blinds to uniform standard.

       n.  Keep service corridors on each floor in clean and orderly condition.

       o.  Dust all door louvers within reach.

       p.  Remove finger smudges for all metal partitions and surfaces.

 IV.   Periodic
       --------

       a.  Hand dust all ventilating louvers.

       b.  Dust all baseboards once per month, remove stains if possible.

       c.  Dust all lamp shades monthly.

       d. High dust and wash all electrical and air-conditioning diffusers twice a year.

       e.  High dust all ornamental decorations semi-annually.

       f. Wash floors in public and private stairwells throughout the Building monthly.

       g.  Wash telephones monthly.

       h. Dust quarterly all picture frames, charts and similar hangings which were not reached in nightly cleaning.

       i. Dust all vertical surfaces such as walls, partitions, doors, window frames and other surfaces not reached in nightly cleaning four (4) times per year.

       j.  Dust exterior of lighting fixtures twice a year.

       k.  Dust all vertical blinds quarterly.

       l. Dust quarterly all air-conditioning louvers, grills, etc. not reached in nightly cleaning and surrounding areas twice a year.

       m. Clean all interior window metal and other unpainted interior metal surfaces of the Common Area of the perimeter walls once per year using a metal cleaning product.

       n.  Strip and polish lobby floors weekly.

       o.  Wash all cigarette urns weekly.

 V.    Lavatories - Nightly
       --------------------

       a.  Wash and disinfect all floors and baseboards.

       b.  Wash all mirrors and powder shelves.

       c.  Wash all bright work.

       d.  Wash all plumbing fixtures.

       e.  Wash and disinfect all toilet seats, both sides.

       f.  Scour, wash and disinfect all basins, toilet bowls and urinals.

       g.  Empty paper towel receptacles and remove paper to designated area.

       h.  Wipe and fill toilet tissue holders.

       i.  Wipe and fill soap, sanitary napkin and paper towel dispensers.

       j.  Empty and clean sanitary disposal receptacles.

       k.  Hand dust and clean all receptacles and dispensers.

       l.  Remove finger marks from painted surfaces.

       m.  Remove all graffiti.

       n.  Dust and clean partitions and walls.

       o.  Wash tile wall surfaces subject to splashing.

       p. Report all mechanical deficiencies, i.e., dripping faucets, etc., to the Building Manager.

       Periodic
       --------

       a.  Wash all partitions and dispensers once a week.

       b.  Scrub floors as necessary but not less than once a week.

       c. Hand dust and wash all tile walls once each month, more often if necessary.

       d. High dusting to be done once each month which includes lights, walls, and grills; wash such fixtures, including lamps and lenses, twice every year.

 VI.   Public Areas
       ------------

       a. Police all public area and stairwells throughout the entire Building and keep in clean condition, sweep daily and mop, as necessary, but at least once per month.

       b. Clean firehoses, extinguishers and similar equipment as necessary but at least once per month.

       c.  Dust all ceilings, etc., weekly and high dust quarterly.

VII.   Building Service Areas
       ----------------------

       a. Hose all ramps, loading dock, trucking areas, garbage storage room, etc., daily and scrub and steam clean as necessary, but at least once per month.

       b. Keep loading docks and driveway entrance area, ramps and garage areas in a neat, clean condition at all times. Keep wastepaper, cardboard and rubbish, etc., stored in approved receptacles or assigned rooms. Keep floors, walls, driveway, walkway and dock area clean of grease, oil and other stains. Maintain an adequate stock of absorbent material for oil and grease stains.

       c. Slop sinks are to be cleaned after use. Mops, rags and equipment are to be cleaned and stored in racks. Walls and floors are to be kept clean at all times.

       d. Electric and telephone closets and storerooms are to be kept free from debris and material. Floors are to be swept weekly and washed monthly. Report storage of extraneous material and equipment to Building Manager.

       e.  Police main Building entrance lobby.

       f.  Police elevator cabs and clean, dust and rubdown walls as necessary.

       g.  Police men's lavatories and fill toilet tissue dispensers.

       h.  Set out rubber mats on rainy days; keep in clean condition.

       i.  Clean all cigarette urns and replace sand as necessary.

       j. Clean all stairwells and fire tower; dust all handrails, spindles and wash stairs as necessary.

       k.  Sweep and wash lobby and common area floors daily.

       l.  Clean roof setbacks as necessary.

       m.  Keep frames of entrance doors in clean condition.

       n.  Clean standpipes and Siamese sprinkler connections as necessary.

       o. Exterior metal work, marble, etc. of Building entrances to be kept in clean condition at all times.

       p.  Properly maintain exterior of Building at the ground level.

VIII.  Window Cleaning
       ---------------

       a. Clean all windows on the outside and inside from the ground floor to the roof twice a year. Window frames and associated metal to be wiped clean at the same time.

       b. Partition glass throughout the Building interior in public areas, to be cleaned once per month.

       c.  Clean entrance doors two (2) times each day.

       d.  Clean directory glass daily.

       e.  Clean all glass on the first floor daily.

       f.  Clean all glass doors and panels daily.

       g.  Clean all mail chute glass as necessary.

 IX.  Walkways, Plaza
      ---------------

       a.  Police walkways and Plaza area two (2) times daily.

       b.  Remove all gum and foreign matter on sight.

       c.  Clean all Plaza areas, sidewalks and driveways.

 X.  Garage (If Applicable)
     ----------------------

       Police garage daily removing all accumulated debris.

 XI.   Pest Control
       ------------

       To be furnished as required to prevent infestation.

XII.   Duties of Day Matrons
       ---------------------

       a.  Police all ladies lavatories twice each day.

       b.  Fill toilet tissue dispensers with toilet tissue.

       c.  Fill paper towel dispensers with paper towels.

       d.  Fill sanitary napkin dispensers with sanitary napkins.

       e.  Fill soap dispensers with liquid hand soap.

XIII.  Duties of Day Porters
       ---------------------

       a.  Police Plaza entrance five (5) times a day, five (5) days a week.

       b.  Empty and strain all cigarette urns, three (3) times a day.

       c. Elevator cab floors are to be vacuumed two (2) times a day - more often if necessary.

       d. Wipe clean and remove finger marks from all metal and bright work throughout interior of Plaza and lobby and up to hand reach daily.

       e. Sweep walkways, Plaza, ramps, loading dock, trucking area, etc. twice daily, more often as needed.

       f.  Lay down and remove lobby runners as necessary.

       g.  Police roof setbacks.

       h.  Sweep and dust the trafficked staircases daily.

       i.  Wash trafficked staircases weekly.

       j. Wash the flooring in the trafficked main engine room, main pump room, etc., weekly.

       k.  Police all mens' lavatories two (2) times each day.

       l.  Fill all dispensers in mens' lavatories as required.

       m.  Keep all public telephones and their enclosures in a clean condition.

       n.  Empty waste receptacles on Plaza and clean daily.

       o.  Police grounds and pick up any loose debris.

       Unless otherwise specified, all of the cleaning services listed shall be done five (5) days each week, Monday through Friday, except on Building holidays.

                                   EXHIBIT E
                                   ---------

                        SUBORDINATION, NON DISTURBANCE
                           AND ATTORNMENT AGREEMENT


    THIS AGREEMENT is made this 26th, day of February, 1999, by and between EVERGREEN AMERICA CORPORATION, a New Jersey Corporation, Grantor,
AND
FOCAL COMMUNICATIONS CORPORATION OF NEW JERSEY, Grantee
AND
BANK OF TAIWAN, Holder of the Superior Interest.

                                  WITNESSETH:

    WHEREAS, Holder of the Superior Interest is the mortgagee under a Mortgage dated September 15, 1997 covering certain land and building(s) known as Lot PL. A in Block 104-105 on the Tax Map of the City of Jersey City, County of Hudson and State of New Jersey (hereinafter "Premises"), which Mortgage is recorded in the Office of the Hudson County Register at Book 6345 of Mortgages on Page 1 and the mortgagee under a Mortgage dated September 15, 1997, covering certain land and building(s) known as Lot PL.1 in Block 73.74 on the Tax Map of Jersey City, County of Hudson and State of New Jersey (hereinafter "Premises"), which Mortgage is recorded in the Office of the Hudson County Register at Book 6344 of Mortgages on Page 315; and

    WHEREAS, Grantor has conveyed to Grantee a Lease Agreement dated February 1, 1999 (hereinafter Lease Agreement), under the terms covenants, conditions and agreements set forth therein; and,

    WHEREAS, Grantee desires to receive certain assurances from Holder of Superior Interest that its possession and use of the Premises will not be disturbed by Holder of Superior Interest in the event of a foreclosure or in the event of a possessory action by Holder of Superior Interest, at any time during the period of the Lease Agreement, and Holder of Superior Interest is willing to grant certain assurances upon the terms and conditions hereinafter set forth.

    NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, covenant and agree as follows:

    (1) The Lease Agreement, and all of the right of Grantee thereunder, shall be and are hereby made, and at all times hereafter shall be subject and subordinate in all respects to the Mortgage of Holder of Superior Interest. Notwithstanding such subordination, Grantee hereby agrees with Holder of Superior Interest, immediately upon written demand, to attorn to and to recognize Holder of Superior Interest, and any purchaser at foreclosure sale, as the Grantor of the Lease Agreement for the balance of the term of the Lease Agreement in accordance with the terms and provisions thereof, but subject, nevertheless, to paragraph 2 and other provisions of this Agreement shall be controlling in the event of any conflict.

    (2) Grantee hereby agrees that Holder of Superior Interest or any purchaser at foreclosure sale shall not be:

    (a)  Liable for any act or omission of the Grantor under said Lease
Agreement;

    (b) Subject to any offsets or defenses which Grantee may have at any time hereafter against Grantor.

    (c) Bound by any rent that Grantee may have paid for more than the current month to Grantor or any prior Grantor.

    (d) Bound by any agreement between Grantor and Grantee to which Holder of the Superior Interest had not previously consented in writing.

    (3) So long as Grantee complies with all of the terms, covenants, conditions and agreements set forth in the Lease Agreement, Grantee's possession and use of the Premises under said Lease Agreement shall not be disturbed or interfered with by Holder of Superior Interest or any purchaser at foreclosure sale and Grantee shall not be joined in any foreclosure or possessory proceeding.

    (4) Grantee hereby agrees that any person or entity which at any time hereafter becomes the Grantor under the Lease Agreement, including without limitation, Holder of Superior Interest, or the purchaser at foreclosure sale shall be liable only for the performance of the obligations of the Grantor under said Lease Agreement during the period that they are Grantor and shall not be liable for any obligation of the Grantor under said Lease Agreement which arose prior to such period.

    (5) This Agreement, except as otherwise specifically provided herein, shall inure to the benefit of and be binding upon Holder of Superior Interest, its heirs, executors, administrators, successors and assigns, Grantor, its heirs, executors, administrators, successors and assigns, and Grantee, its successors and assigns.

    (6) Grantee covenants that the Lease has not been modified or altered and that the Lease Agreement shall not, without the prior written consent of Holder of the Superior Interest, be terminated, surrendered, modified or altered hereafter.

    (7) Grantee agrees that it will notify Holder of the Superior Interest in writing, by certified mail, of any default by Grantor under the Lease Agreement and shall not cancel or terminate the Lease without providing Holder of the Superior Interest thirty (30) days from the date of such notice within which to cure said default. If any default by Grantor is cured within the time period described above, Grantee shall have not right to cancel or terminate the Lease Agreement by virtue of said default.

                                   EVERGREEN AMERICA CORPORATION



                                   BY: /s/ Howard Tung
                                      ----------------------------------
                                      HOWARD TUNG, Deputy Junior
                                      Vice President


                                   BANK OF TAIWAN



                                   BY: /s/ David Wen-Hsiung Chang
                                      ----------------------------------
                                      DAVID WEN-HSIUNG CHANG
                                      Senior Vice President &
                                      General Manager